Item 5.  Other Events

    On April 19, 1994 Citicorp reported operating earnings of
$609 million, or $1.12 per common share fully diluted, in the first quarter of 1994. These results were up from $370 million, or $0.67 per share, in the same year-earlier quarter.

     Including the cumulative effect of adopting the new accounting standard for postemployment benefits, net income was $553 million, or $1.01 per common share fully diluted. In the year-earlier quarter, including the cumulative effect of a new accounting method for income taxes, net income was $670 million, or $1.24 per common share fully diluted.

     John S. Reed, Chairman, said: "We had a good quarter. Our strong emerging markets businesses, continued good operating expense management, and significant improvement in credit costs more than offset weak trading results."

Revenues, adjusted for credit-related costs, the effect of credit card securitization and nonrecurring asset sales, declined by approximately $100 million to $4.1 billion from the 1993 first quarter; trading declined by $386 million to $71 million while all other revenues increased by $269 million or 7%, chiefly in businesses in emerging markets. Adjusted operating expenses at $2.4 billion were approximately even with the 1993 first quarter
- -- despite increased spending for continued business expansion in emerging countries -- and an improvement of $180 million from the 1993 fourth quarter.

      Both commercial and consumer credit costs declined. Commercial credit costs decreased for the ninth straight quarter, to $60 million from $126 million in the 1993 fourth quarter and from $380 million in the 1993 first quarter. Commercial cash-basis loans and Other Real Estate Owned together dropped by $319 million in the quarter to $5.0 billion. Consumer credit costs declined to $614 million in the quarter from $651 million in the 1993 fourth quarter and from $716 million in the 1993 first quarter.

First quarter earnings included a net pretax gain from asset sales of $23 million ($14 million after tax). Net gains on asset sales for the same 1993 quarter were $75 million pretax ($41 million after tax).

     The company further strengthened its balance sheet during the quarter by building commercial and consumer loan loss reserves by $100 million to $4.2 billion, compared with $3.7 billion a year ago. The reserve for the cross-border refinancing portfolio was unchanged from the 1993 year-end total of $238 million after a pretax release to earnings of $34 million.

Total regulatory capital was increased to $23.5 billion, up $2.5 billion from $21.0 billion a year ago.

Citicorp estimated that its Tier 1 capital ratio increased to 6.8% at quarter-end from 6.6% at December 31, 1993, and its combined Tier 1 and Tier 2 capital ratio remained unchanged from 11.5% at year-end 1993. A year ago the Tier 1 ratio was 5.2% and the combined ratio was 10%.

In adopting Statement of Financial Accounting Standards (SFAS)
No. 112 (accounting for postemployment benefits) as of January 1, 1994, Citicorp took an after-tax charge of $56 million as the cumulative effect of the new standard.

     Also in the quarter, Citicorp adopted SFAS No. 115 (accounting for certain investments in securities), which increased stockholders' equity by $227 million after tax at March 31, 1994, and Interpretation No. 39 (covering reporting of off-balance sheet contracts), which increased assets and liabilities by approximately $15 billion at March 31. (Neither of these two accounting changes affected the company's earnings or its Tier 1 and Tier 2 capital ratios, but they have the effect of reducing return ratios.)




RESULTS OF BUSINESS OPERATIONS


                         Global Consumer

     Net income in the Global Consumer businesses increased 44% to a record $427 million in the quarter, compared with $296 million in the 1993 first quarter. The improvement was due to strong revenues in the emerging economies and private banking activities as well as to lower credit losses in the U.S. businesses.

     Net income from the consumer businesses in North America, Europe and Japan was $256 million, compared with $154 million in the year-earlier quarter. Net income from consumer businesses in the emerging economies was $171 million, compared with $142 million in the same 1993 quarter.

     Adjusted revenues of $2.8 billion were 6% higher than in the 1993 first quarter, with revenues from the emerging economies up
19% and those from North America, Europe and Japan up slightly, chiefly from strong private banking activity.

     Consumer expenses in the quarter were $1.5 billion, a 5% rise from a year ago, primarily in emerging markets.

     Credit costs of $614 million, adjusted for the effect of credit card securitization, fell by $102 million from the 1993 first quarter and $37 million from last year's fourth quarter -- their lowest level since 1990. Net credit losses continued to decline from the 1993 fourth quarter in the U.S. credit card portfolio, with improvement also noted in U.S. branches. Consumer loans on the balance sheet that are delinquent 90 days or more were $3.5 billion at the quarter-end, down from $3.9 billion a year earlier and virtually unchanged from the 1993 year-end.


                         Global Finance

     Global Finance businesses earnings were $264 million for the first quarter, compared with $380 million for the same 1993 quarter.

     The businesses in North America, Europe and Japan earned $86 million for the quarter, while businesses in the emerging economies earned $178 million. These results compared with $233 million and $147 million, respectively, in the year-ago quarter.

     Global Finance adjusted revenues were $1.2 billion, an 18% decline from the same 1993 quarter and 23% lower than the fourth quarter of 1993. Revenues from trading-related activities for the quarter were substantially lower compared with both periods of the prior year. Interest rate and currency environments in Europe and North America were volatile, and market prices declined in Latin American securities. Global Finance revenues excluding trading, however, remained strong, with good gains from emerging countries.

     Operating expenses were lower by 4% and 7% compared with the first and fourth quarters of 1993, respectively. Expenses for the 1993 fourth quarter reflected higher incentive compensation related to trading activity and for the year-ago quarter included a pretax charge of $64 million ($35 million after tax) for withdrawal from the portfolio management business for customers in India.

     In the quarter, Global Finance recoveries, chiefly in North America and Europe, exceeded write-offs by $46 million. In addition, other positive credit-related items in the quarter totaled $12 million. These contrasted with credit costs in the 1993 first quarter of $69 million. Cash-basis loans of $699 million compared with $1.3 billion a year ago and $755 million at the end of 1993.

               North America Commercial Real Estate

     North America Commercial Real Estate reported continued improvement in its portfolio. Cash-basis loans and OREO declined to $3.8 billion at the end of the quarter, an improvement of $1.8 billion and $267 million, respectively, from the first and fourth quarters of 1993. The reduction was due to multiple initiatives, including restructurings, sales, paydowns, writeoffs and writedowns.

     Cash-basis loans of $1.7 billion were down from $2.6 billion at the end of the 1993 first quarter and even with $1.7 billion at year-end 1993. OREO property decreased to $2.1 billion from $3.0 billion a year ago and from $2.3 billion at year-end 1993. Consistent with the reduction of problem credits in the North America Commercial Real Estate portfolio, its total exposure was reduced $900 million during the quarter to $12.7 billion -- down from $16.5 billion at the end of the 1993 first quarter.

     North America Commercial Real Estate reported a net loss of $76 million, a sharp reduction from a $204 million loss in the 1993 first quarter, due to lower credit costs. Net write-offs and writedowns declined to $104 million, compared with $260 million in the same 1993 quarter.

               Cross-Border Refinancing Portfolio

     The cross-border refinancing portfolio reported net income of $49 million, reflecting the release of $34 million of reserves; net income in the same 1993 quarter amounted to $37 million, when there was no release of reserves. The first-quarter results included the recognition of $22 million of interest from Brazil, compared with $42 million in the year-ago quarter.

     On April 15, 1994 the Government of Brazil completed its external-debt financing package covering essentially all of its medium- and long-term commercial-bank debt. Citicorp exchanged approximately $2.7 billion in face value of Brazilian debt for $1.3 billion of Debt Conversion Bonds, $1.2 billion of Front Loaded Interest Reduction Bonds, $122 million of New Money Bonds and $60 million of Investment Feature Cruzeiro Bonds. In addition, Citicorp purchased $221 million of New Money Bonds and has received $274 million of an expected total of approximately $325 million in bonds covering past due interest.

     In March the Government of Poland and its Bank Advisory
Committee reached a preliminary agreement on a financing package, and negotiations are underway between the Governments of Panama and Ecuador and their bank committees.


TAXES

     The effective tax rate in the quarter was 39%, down from 45% in the 1993 first quarter.

Following are tables of financial highlights, an analysis of operating margin pretax earnings, business results and credit indicators are available on request, along with financial statements. Further details concerning the financial results will be available in May in Citicorp's Form 10-Q.



KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                                                First Quarter
                                               1994      1993
                                               -----     -----

NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Changes..................    $  609    $  370
 After Cumulative Effect
  of Accounting Changes(A)...............    $  553    $  670

NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Changes..................    $ 1.24    $ 0.71
 After Cumulative Effect
  of Accounting Changes(A)...............    $ 1.11    $ 1.38

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Changes..................    $ 1.12    $ 0.67
 After Cumulative Effect
  of Accounting Changes(A)...............    $ 1.01    $ 1.24


COMMON STOCKHOLDERS' EQUITY PER SHARE(B).    $27.90    $23.21


CLOSING STOCK PRICE
 AT QUARTER END..........................    $37.50    $29.50


PROFITABILITY RATIOS (Annualized):
Return on Total Assets(C):
 Before Accounting Changes...............      0.98%     0.67%
 After Accounting Changes(A).............      0.95%     0.80%

Return on Common Stockholders' Equity(B):
 Before Accounting Changes...............      20.1%     14.3%
 After Accounting Changes(A).............      19.5%     17.9%

Return on Total Stockholders' Equity(B):.
 Before Accounting Changes...............      17.1%     12.9%
 After Accounting Changes(A).............      16.7%     15.5%

CAPITAL:
 Tier 1 ($B).............................    $ 13.9    $ 10.9
 Tier 1 & 2 ($B)(D)......................    $ 23.5    $ 21.0

 Tier 1 Ratio (D)........................       6.8%      5.2%
 Tier 1 & 2 Ratio(D).....................      11.5%     10.0%

 Common Equity as a
   % of Total Assets(B)(C)...............       4.5%      4.0%
 Total Equity as a
   % of Total Assets(B)(C)...............       6.1%      5.5%

DIVIDENDS DECLARED ($M):
   Preferred.............................    $   87    $   73

(A) First quarter 1994 includes the cumulative effect of adopting
    Statement of Financial Accounting Standards No. 112,
    "Employers' Accounting for Postemployment Benefits", as of
    January 1, 1994. The 1993 results include the cumulative effect of adopting Statement of Financial Accounting
    Standards No. 109 "Accounting for Income Taxes", as of
    January 1, 1993.
(B) First quarter 1994 reflects the effect of adopting Statement of Financial Accounting Standards No. 115, "Accounting for
    Certain Investments in Debt and Equity Securities", as of
    January 1, 1994
(C) First quarter 1994 reflects the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts", as of January 1, 1994.
(D) Estimated.


OPERATING MARGIN
($ Millions)


                                           First Quarter
                                          1994        1993
                                          ----        ----


Total Revenue ...................       $3,861      $3,885

Effect of Credit Card
 Securitization..................          268         359
Net Cost to Carry(A).............           29          83
Capital Building
 Transactions....................          (23)        (75)
                                         -----       -----
Adjusted Revenue.................       $4,135      $4,252
                                         -----       -----

Total Operating Expense..........       $2,447      $2,526

Net OREO Costs (B)...............          (28)       (115)
                                         -----       -----

Adjusted Operating
 Expense.........................       $2,419      $2,411
                                         -----       -----

Operating Margin.................       $1,716      $1,841

Consumer Credit
 Costs (C).......................          614         716
Commercial Credit
 Costs (D).......................           60         380
                                         -----       -----
Operating Margin
 Less Credit Costs...............       $1,042      $  745

Additional Provision(E):
- -Consumer........................           50          75
- -Commercial......................           50          75
- -Refinancing Portfolio...........          (34)          -

Capital Building
 Transactions ...................           23          75
                                         -----       -----
Income Before Taxes and
 Cumulative Effect of
  Accounting Changes.............       $  999      $  670
                                         =====       =====


(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally net write-downs and direct revenues and expenses related to OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of securitization of credit card receivables.
(D) Includes commercial net credit write-offs, net cost to carry, net OREO write-downs and direct revenues and expenses related to OREO.
(E) Represents provision for credit losses above(below) net write-offs.



BUSINESS FOCUS
Net Income (Loss)

($ Millions)

                                               First Quarter
                                              1994      1993(A)
                                             ------     ------


Global Consumer:
 North America, Europe
   and Japan......................          $  256     $  154
 Emerging Economies...............             171        142
                                             -----      -----

Total Global Consumer.............          $  427     $  296
                                             -----      -----

Global Finance:
 North America, Europe
   and Japan......................          $   86     $  233
 Emerging Economies...............             178        147
                                             -----      -----

Total Global Finance..............          $  264     $  380
                                             -----      -----

North America Commercial
  Real Estate.....................          $  (76)    $ (204)

Cross-Border Refinancing
  Portfolio.......................              49         37

Corporate Items(B)................             (55)      (139)
                                             -----      -----
                                            $  609     $  370
Cumulative Effect of
  Accounting Changes(C)...........             (56)       300
                                             -----      -----
Citicorp..........................          $  553     $  670
                                             =====      =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes the effects of capital building transactions and the offset created by attributing income taxes to business activities on a local tax basis.
(C) First quarter 1994 includes the cumulative effect of adopting Statement of Financial Accounting Standards
    No. 112, "Employers' Accounting for Postemployment
    Benefits", as of January 1, 1994. The 1993 results include the cumulative effect of adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as of January 1, 1993.


GLOBAL CONSUMER


($ Millions)

                                     First Quarter       %
                                    1994      1993(A)   Chg
                                   ------     ------    ----


Total Revenue................      $2,490     $2,238     11
                                    -----      -----

Total Operating Expense......      $1,493     $1,427      5
                                    -----      -----
Provision For
 Credit Losses ..............      $  378     $  411     (8)
                                    -----      -----
Income Before Taxes..........      $  619     $  400     55
Income Taxes.................         192        104     85
                                    -----      -----
Net Income...................      $  427     $  296     44
                                    =====      =====


OTHER DATA:

Average Assets ($B)..........         102         99      3

Return on Assets.............        1.70%      1.21%     -




Adjusted for Credit-
 Related Items:
  Total Revenue(B)
    North America, Europe
     and Japan...............      $2,147     $2,086      3
    Emerging Economies.......         613        515     19
                                    -----      -----
    Total Global Consumer....      $2,760     $2,601      6
                                    -----      -----
  Other Operating
    Expense(C)
    North America, Europe
     and Japan...............      $1,146     $1,130      1
    Emerging Economies.......         331        280     18
                                    -----      -----
    Total Global Consumer....      $1,477     $1,410      5
                                    -----      -----
  Credit Costs (D)
    North America, Europe
     and Japan...............      $  575     $  681    (16)
    Emerging Economies.......          39         35     11
                                    -----      -----
    Total Global Consumer....      $  614     $  716    (14)
                                    -----      -----

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card securitization.
(C) Excludes net write-downs and net direct expenses related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card securitization. Includes U.S. credit card net credit losses for both held and securitized receivables of $381 million for 1994 first quarter and $471 million for the comparable period of 1993.

GLOBAL FINANCE


($ Millions)

                                     First Quarter        %
                                    1994      1993(A)    Chg
                                   ------     ------     ----


Total Revenue................      $1,204     $1,445     (17)
                                    -----      -----

Total Operating Expense......      $  786     $  838      (6)
                                    -----      -----
Provision For
 Credit Losses ..............      $  (34)    $  111     N/M
                                    -----      -----
Income Before Taxes..........      $  452     $  496      (9)
Income Taxes.................         188        116      62
                                    -----      -----
Net Income...................      $  264     $  380     (31)
                                    =====      =====


OTHER DATA:

Average Assets ($B)(B).......         134        104      29

Return on Assets.............        0.80%      1.48%      -




Adjusted for Credit-
 Related Items:
  Total Revenue(C)
    North America, Europe
     and Japan...............      $  677     $  950     (29)
    Emerging Economies.......         528        518       2
                                    -----      -----
    Total Global Finance.....      $1,205     $1,468     (18)
                                    -----      -----
  Other Operating
    Expense(D)
    North America, Europe
     and Japan...............      $  535     $  518       3
    Emerging Economies.......         264        310     (15)
                                    -----      -----
    Total Global Finance.....      $  799     $  828      (4)
                                    -----      -----
  Credit Costs (E)
    North America, Europe
     and Japan...............      $  (47)    $   54     N/M
    Emerging Economies.......         (11)        15     N/M
                                    -----      -----
    Total Global Finance.....      $  (58)    $   69     N/M
                                    -----      -----

(A) Reclassified to conform to current quarter's presentation.
(B) First quarter 1994 reflects the effect of adopting FASB
    Interpretation No. 39 "Offsetting of Amounts Related to
    Certain Contracts" as of January 1, 1994.
(C) After adding back the net cost to carry cash-basis loans and OREO.
(D) Excludes net write-downs (recoveries) and direct revenues and expenses related to OREO.
(E) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net write-downs (recoveries) and direct revenues and expenses related to OREO.
N/M Not meaningful as percentage exceeds 100%.



NORTH AMERICA COMMERCIAL REAL ESTATE


($ Millions)

                                     First Quarter         %
                                    1994      1993(A)     Chg
                                   ------     ------     ----


Total Revenue................      $   19     $  (20)     N/M
                                    -----      -----
Total Operating Expense......      $   60     $  127     (53)
                                    -----      -----
Provision For
 Credit Losses...............      $  106     $  168     (37)
                                    -----      -----
(Loss) Before Taxes..........      $ (147)    $ (315)     53
Income Taxes.................         (71)      (111)     36
                                    -----      -----
Net (Loss)...................      $  (76)    $ (204)     63
                                    =====      =====



OTHER DATA:

Average Assets ($B)..........          10         13     (23)


Adjusted for Credit-
Related Items:
  Total Revenue (B)..........          45         36      25
  Total Operating
   Expense (C)...............          35         39     (10)
  Credit Costs (D)...........         119        312     (62)

(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes net write-downs and direct revenues and expenses related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net write-downs and direct revenues and expenses related to OREO.
N/M Not meaningful as percentage exceeds 100%.



CROSS-BORDER REFINANCING PORTFOLIO

($ Millions)

                                     First Quarter         %
                                    1994      1993(A)     Chg
                                   ------     ------     ----

Total Revenue ...............      $   28     $   47     (40)
                                    -----      -----
Operating Expense............      $    6     $    6       -
                                    -----      -----
Provision For
 Credit Losses...............      $  (35)    $   (1)    N/M
                                    -----      -----
Income Before Taxes                $   57     $   42      36
Income Taxes.................           8          5      60
                                    -----      -----
Net Income...................      $   49     $   37      32
                                    =====      =====


OTHER DATA:

Average Assets($B)...........           2          3




CORPORATE ITEMS

($ Millions)
                                     First Quarter         %
                                    1994      1993(A)     Chg
                                   ------     ------     ----
Total Revenue ...............      $  120     $  175     (31)
                                    -----      -----
Total Operating Expense......      $  102     $  128     (20)
                                    -----      -----
Income Before Taxes..........      $   18     $   47     (62)
Income Taxes.................          73        186     (61)
                                    -----      -----
Net (Loss)(B)................      $  (55)    $ (139)     60
                                    =====      =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions of $14 million and $41 million in the first quarter of 1994 and 1993, respectively.
    Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis.
N/M Not meaningful as percentage exceeds 100%.


ASSET QUALITY


COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)

                           1st Q   4th Q   3rd Q   2nd Q   1st Q
                            1994    1993    1993    1993    1993
                           -----   -----   -----   -----   -----


North America Commercial
 Real Estate...........   $1,654  $1,719  $2,138  $2,474  $2,593

Global Finance.........      699     755   1,063   1,346   1,267
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans......   $2,353  $2,474  $3,201  $3,820  $3,860

Commercial OREO........    2,598   2,796   3,122   3,479   3,721
                           -----   -----   -----   -----   -----
Total Commercial Cash-
 Basis Loans & OREO....   $4,951  $5,270  $6,323  $7,299  $7,581
                           -----   -----   -----   -----   -----

Cross-Border Refinancing
 Cash-Basis Loans......   $  991  $1,041  $1,068  $1,082  $1,242



ALLOWANCE FOR CREDIT LOSSES
($ Millions)
                           1st Q   4th Q   3rd Q   2nd Q   1st Q
                            1994    1993    1993    1993    1993
                           -----   -----   -----   -----   -----
Global Consumer........   $1,639  $1,596  $1,550  $1,491  $1,412
Commercial.............    2,595   2,545   2,482   2,394   2,296
Cross-Border Refinancing     238     238     228     205     325
                           -----   -----   -----   -----   -----
Total..................   $4,472  $4,379  $4,260  $4,090  $4,033
                           =====   =====   =====   =====   =====

Reserve for Global
 Consumer Sold Portfolios $  538  $  527  $  559  $  557  $  557



ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                           1st Q   4th Q   3rd Q   2nd Q   1st Q
                            1994    1993    1993    1993    1993
                           -----   -----   -----   -----   -----
Global Consumer........     1.98%   1.89%   1.89%   1.83%   1.75%
Commercial.............     4.88%   4.88%   4.49%   4.35%   4.25%

Total(A)...............     3.26%   3.15%   3.05%   2.94%   2.92%


ADDITIONAL DATA
                           1st Q   4th Q   3rd Q   2nd Q   1st Q
                            1994    1993    1993    1993    1993
                           -----   -----   -----   -----   -----
Commercial Allowance as %
 of Commercial Cash-Basis
 Loans.................    110.3%  102.9%   77.5%   62.7%   59.5%

Commercial Renegotiated
 Loans(B)..............   $  346  $  669  $  337  $  107  $   96

Consumer OREO..........   $1,247  $1,212  $1,283  $1,312  $1,314



(A) Includes the Cross-Border Refinancing Portfolio allowance and related portfolio.
(B) Excludes renegotiated cross-border outstandings.



DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)

                            1st Q   4th Q   3rd Q   2nd Q   1st Q
                             1994    1993    1993    1993    1993
                            -----   -----   -----   -----   -----



NET WRITE-OFFS:

Global Consumer.........   $ 328   $ 351   $ 356   $ 367   $ 336

North America Commercial
 Real Estate............      68      78      49     136     168

Global Finance..........     (46)     16      69      36      36
                            ----    ----    ----    ----    ----
Total Non-Refinancing
  Commercial............   $  22   $  94   $ 118   $ 172   $ 204
                            ----    ----    ----    ----    ----
Cross-Border
 Refinancing (A)........     (35)    (10)    (23)    120     (26)
                            ----    ----    ----    ----    ----
Total...................   $ 315   $ 435   $ 451   $ 659   $ 514
                            ====    ====    ====    ====    ====




                            1st Q   4th Q   3rd Q   2nd Q   1st Q
                             1994    1993    1993    1993    1993
                            -----   -----   -----   -----   -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.........   $ 378   $ 414   $ 419   $ 442   $ 411

North America Commercial
 Real Estate............     106     141     115     186     168

Global Finance..........     (34)     16      91      87     111
                            ----    ----    ----    ----    ----
Total Non-Refinancing
  Commercial............   $  72   $ 157   $ 206   $ 273   $ 279
                            ----    ----    ----    ----    ----
Cross-Border
 Refinancing............     (35)      -       -       -      (1)
                            ----    ----    ----    ----    ----
Total...................   $ 415   $ 571   $ 625   $ 715   $ 689
                            ====    ====    ====    ====    ====


NET OREO WRITE-DOWNS (RECOVERIES):

North America Commercial
 Real Estate............   $  36   $  27   $  73   $  65   $  92
Global Finance..........      (6)    (30)     13      (1)      4
                            ----    ----    ----    ----    ----
Total...................   $  30   $  (3)  $  86   $  64   $  96
                            ====    ====    ====    ====    ====


(A) Includes gross write-offs of $152 million in the second quarter of 1993 related to Citicorp's medium- and long-term outstandings to Brazil.




STATEMENT OF OPERATIONS          CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)



                                       First Quarter        %
                                      1994        1993     Chg
                                     -----       -----     ---


Interest Revenue..............      $6,458      $5,869      10
Interest Expense..............       4,373       4,022       9
                                     -----       -----
Net Interest Revenue..........      $2,085      $1,847      13
                                     -----       -----
 Fees & Commissions...........      $1,259      $1,213       4
 Trading Account..............           5         217     (98)
 Foreign Exchange.............          66         240     (73)
 Inv Securities Transactions..          50          16     N/M
 Other Revenue................         396         352      13
                                     -----       -----
Total Fees, Commissions
 and Other Revenue............      $1,776      $2,038     (13)
                                     -----       -----
TOTAL REVENUE.................      $3,861      $3,885      (1)
                                     -----       -----
PROVISION FOR CREDIT LOSSES...      $  415      $  689     (40)
                                     -----       -----
 Operating Expense:
  Salaries....................      $  954      $  913       4
  Staff Benefits..............         283         265       7
  Net Premises &
  Equipment Expense...........         390         396      (2)
  Other Expense...............         820         952     (14)
                                     -----       -----
TOTAL OPERATING EXPENSE             $2,447      $2,526      (3)
                                     -----       -----
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGES........      $  999      $  670      49
 Income Taxes.................         390         300      30
                                     -----       -----
INCOME BEFORE CUMULATIVE
 EFFECT OF ACCOUNTING
 CHANGES......................      $  609      $  370      65

Cumulative Effect of
Accounting Changes(A).........         (56)        300     N/M
                                     -----       -----
NET INCOME....................      $  553      $  670     (17)
                                     =====       =====
INCOME APPLICABLE
 TO COMMON STOCK..............      $  466      $  595     (22)
                                     =====       =====
EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Before Cumulative
  Effect of Acctg Changes.....      $ 1.24      $ 0.71      75
 Cumulative Effect of
  Accounting Changes(A).......      $(0.13)     $ 0.67     N/M

 Net Income...................      $ 1.11      $ 1.38     (20)

Assuming Full Dilution
 Income Before Cumulative
  Effect of Acctg Changes.....      $ 1.12      $ 0.67      67
 Cumulative Effect of
  Accounting Changes(A).......      $(0.11)     $ 0.57     N/M

 Net Income...................      $ 1.01      $ 1.24     (19)


(A) First quarter 1994 includes the cumulative effect of adopting Statement of Financial Accounting Standards
    No. 112, "Employers' Accounting for Postemployment
    Benefits", as of January 1, 1994. The 1993 results include the effect of adopting Statement of Financial
    Accounting Standards No. 109, "Accounting for Income
    Taxes", as of January 1, 1993.
N/M Not meaningful as percentage exceeds 100%.


CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)

                                      Mar. 31       Dec. 31    %
                                       1994         1993(A)   Chg
                                     --------      --------   ---


ASSETS
Cash and Due from Banks.........     $  5,705      $  4,836   18
Deposits at Interest with Banks.        7,221         6,749    7
Securities(B):
 Held to Maturity...............        7,292         5,637   29
 Available for Sale.............        9,876         8,705   13
 Venture Capital................        1,522         1,489    2
Trading Account Assets..........       42,688 (C)    23,783   79
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........       10,108         7,339   38
Loans, Net
 Consumer.......................     $ 82,654      $ 84,354   (2)
 Commercial(B)..................       54,619        54,613    -
                                      -------       -------
    Total Loans.................     $137,273      $138,967   (1)
Allowance for Credit Losses.....       (4,472)       (4,379)  (2)
                                      -------       -------
    Total Loans, Net............     $132,801      $134,588   (1)

Customers' Acceptance Liability      $  1,368      $  1,512  (10)
Premises & Equipment, Net.......        3,811         3,842   (1)
Interest & Fees Receivable......        2,603         2,552    2
Other Assets....................       16,101        15,542    4
                                      -------       -------
Total...........................     $241,096      $216,574   11
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 13,925      $ 13,442    4
Int. Deposits (in the U.S.).....       37,905        38,347   (1)
Non-Int. Deposits (Outside the
 U.S.)..........................        7,191         6,644    8
Int. Deposits(Outside the U.S.).       93,977        86,656    8
                                      -------       -------
    Total Deposits..............     $152,998      $145,089    5

Trading Account Liabilities.....       21,767 (C)     5,478  N/M
Purchased Funds &
 Other Borrowings...............       17,527        16,777    4
Acceptances Outstanding.........        1,386         1,531   (9)
Accrued Taxes & Other Expenses..        6,290         6,452   (3)
Other Liabilities...............        9,364         9,134    3
Long-Term Debt..................       15,265        16,010   (5)
Subordinated Capital Notes......        1,750         2,150  (19)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............     $  3,887      $  3,887    -
Common Stock (Par value $1.00)..          415           412    1
Surplus.........................        3,973         3,898    2
Retained Earnings ..............        7,195         6,729    7
Net Unrealized Gains-Securities
 Available for Sale(B)..........          227             -  N/M
Foreign Currency Translation....         (557)         (580)   4
Common Stock in Treasury,
 at Cost........................         (391)         (393)   1
                                      -------       -------
    Total Stockholders' Equity..     $ 14,749      $ 13,953    6
                                      -------       -------
Total...........................     $241,096      $216,574   11
                                      =======       =======

(A) Reclassified to conform to current quarter's presentation.
(B) Balances at March 31, 1994 reflect the effect of adopting
    Statement of Financial Accounting Standards No. 115,
    "Accounting for Certain Investments in Debt and Equity
    Securities", including the reclassification of approximately
    $1.7 billion of "Brady Bonds" from Commercial Loans to Held to Maturity and Available for Sale Securities. Statement
    No. 115, which requires that securities designated as "available for sale" be carried at fair value, with unrealized gains and losses reported in stockholders' equity net of applicable taxes) was adopted effective
    January 1, 1994.

(C) Trading Account Assets and Trading Account Liabilities as of March 31, 1994 include approximately $14.7 billion relating to the adoption of Financial Accounting Standards
    Board Interpretation No. 39, "Offsetting of Amounts
    Related to Certain Contracts", effective January 1, 1994.
    Interpretation No. 39 requires that unrealized trading gains and losses be reported gross on the balance sheet except where there is a qualifying netting agreement in place. On a pro-forma basis, Trading Account Assets and Trading Account Liabilities as of December 31, 1993 would have been $36.8 billion and $18.5 billion, respectively, had the new rule been in effect on that date. Amounts presented for Trading Account Assets and Trading Account
    Liabilities as of December 31, 1993 include the reclass-ification of $5.7 billion and $3.1 billion, respectively, to provide for consistent presentation of amounts previously recorded in Other Assets and Other Liabilities representing revaluation gains and losses and other balances related to these contracts.

N/M Not meaningful as percentage exceeds 100%.



ADDITIONAL FINANCIAL INFORMATION

                                      First Quarter
                                     1994        1993
                                    ------      ------



NET INTEREST REVENUE(A)
($ Millions)

Net Interest Revenue.........      $ 2,087     $ 1,851

Net Interest Margin..........         4.01%       3.82%



 ADJUSTED TO EXCLUDE
 THE EFFECT OF CREDIT
 CARD SECURITIZATION:


 Net Interest Revenue........      $ 2,616     $ 2,472

 Net Interest Margin.........         4.52%       4.52%





                                      First Quarter
                                     1994        1993(B)
                                    ------      ------
OTHER REVENUE
($ Millions)

Affiliate Earnings...........      $    65     $    41
Securitized Credit
 Card Receivables............          208         244
Net (Losses) from
 Mortgage Pass-Through
 Securitization Activity(C)            (38)        (66)
Venture Capital Gains........           79          54
Net Gains on the Sale/
 Disposition of Assets.......           30          79
Foreign Currency
 Translation (Losses)........            -         (28)
Other Items..................           52          28
                                    ------      ------
  Total......................      $   396     $   352
                                    ======      ======



(A) Taxable Equivalent Basis.
(B) Reclassified to conform to current quarter's presentation.
(C) Represents impairment related to excess servicing fees receivable and credit costs in connection with recourse obligations partially offset by gains on sale of mortgage pass-throughs.


CONSOLIDATED AVERAGE BALANCES

                                   First Quarter           %
                                  1994        1993        Chg
                               --------     -------      -----


Loans ($B):
 Consumer.................     $     84     $     82        2
 Commercial...............           54           58       (7)
                                -------      -------
Total Loans...............     $    138     $    140       (1)
                                =======      =======



Total Assets ($B)(A)......     $    253     $    225       12
Interest Earning
  Assets($B)..............     $    211     $    196        8



Common Stockholders'
 Equity ($M) (B)..........     $ 10,562     $  8,364       26
Preferred Equity ($M).....        3,887        3,212       21
                                -------      -------
Total Stockholders'
 Equity ($M) (B)..........     $ 14,449     $ 11,576       25
                                =======      =======



COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period.............      389,280      372,715        4


Weighted Average for Purposes
 of Earnings Per Share:

Common & Common
 Equivalent Shares (C)....      441,894      449,859       (2)

Assuming Full
 Dilution (D).............      517,717      525,999       (2)




(A) The effect of implementing Financial Accounting
    Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", in the first quarter 1994 is reflected in non-interest earning assets.
(B) Reflects the effect of adopting Statement of Financial
    Accounting Standards No. 115, "Accounting for Certain
    Investments in Debt and Equity Securities", in the first quarter 1994.
(C) Includes shares related to the assumed conversion of Conversion Preferred Stock, Series 15 (Conversion
    Preferred Stock). For purposes of computing earnings per share, the dividends related to the Conversion
    Preferred Stock are added back to income applicable to common stock.
(D) Includes shares related to the assumed conversion of the Conversion Preferred Stock, Series 15 and
    Convertible Preferred Stock, Series 12 and 13. For purposes of computing earnings per share, the dividends related to the Conversion Preferred Stock and Convertible
    Preferred Stock are added back to income applicable to common stock.
